Exhibit 10.7

For U.S. Investors:

[THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.]

For Non-U.S. Investors:

[THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.]

5% SECURED CONVERTIBLE PROMISSORY NOTE

Content Checked, Inc.

DUE November 5, 2014

Original Issue Date: May 5, 2014	US$250,000

This Secured Convertible Promissory Note is one of a series of duly authorized and issued secured convertible promissory notes of Content Checked, Inc., a Wyoming corporation (the “Company”), designated its 5% Secured Convertible Promissory Notes (the “Notes”), issued to Buyside Equity Partners, LLC (together with its permitted successors and assigns, the “Holder”) in accordance with exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to that certain Securities Purchase Agreement, dated as of May 5, 2014 (the “Purchase Agreement”), between the Company and the Holder. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Article I.

Section 1.01 Principal and Interest. (a) For value received, the Company hereby promises to pay to the order of the Holder, in lawful money of the United States of America and in immediately available funds the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) on November 5, 2014 (the “Maturity Date”).

(b) The Company further promises to pay interest in cash on the unpaid principal amount of this Note at a rate per annum equal to five percent (5%), commencing to accrue on the date hereof and payable on the Maturity Date or earlier prepayment or conversion as provided herein. Interest will be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed.

(c) After the Maturity Date, the Company may prepay all or any portion of the principal amount of this Note without the prior written consent of the Holder.

Section 1.02 Mandatory Conversion. (a) Upon the closing of the Merger and at least the Minimum PIPE, on the Conversion Date, all of the outstanding principal amount of, and accrued but unpaid interest on, this Note shall automatically, without the necessity of any action by the Holder or the Company, convert into the PIPE offering (such shares of Pubco Common Stock issued upon conversion of the Notes, the “Conversion Shares”), at the Conversion Price.

(b) No fraction of shares or scrip representing fractions of shares will be issued on conversion. Upon any conversion of the entire outstanding principal of and interest on this Note, the number of shares or other securities issuable shall be rounded to the nearest whole number.

(c) The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date on which the Merger and at least the Minimum PIPE closes. The number of Conversion Shares issuable upon conversion of this Note shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note and accrued but unpaid interest hereon on the Conversion Date by (y) the Conversion Price then in effect. The calculation by the Company of the number of Conversion Shares to be received by the Holder upon conversion hereof, and of the applicable Conversion Price, shall be conclusive absent manifest error.

Section 1.03 [Reserved].

Section 1.04 [Reserved].

Section 1.05 Absolute Obligation/Ranking. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereinafter issued pursuant to the Purchase Agreement.

Section 1.06 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

Section 1.07 Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 1.08 Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

Section 1.09 Reliance on Note Register. Prior to due presentment to the Company for transfer or conversion of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 1.10 Security; Other Rights. The obligations of the Company to the Holder under this Note are secured pursuant to the Security Agreement. In addition to the rights and remedies given it by this Note, the Purchase Agreement, the Security Agreement, the Holder shall have all those rights and remedies allowed by applicable laws. The rights and remedies of the Holder are cumulative and recourse to one or more right or remedy shall not constitute a waiver of the others.

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Article II.

Section 2.01 Amendments and Waiver of Default. Except as otherwise provided herein, the Note may not be amended without the written consent of the Holder.

Article III.

Section 3.01 Events of Default. Each of the following events shall constitute a default under this Note (each an “Event of Default”):

(a) failure by the Company to pay any principal amount or interest due hereunder within five (5) days of the date such payment is due;

(b) failure by the Pubco’s transfer agent to issue to the Holder the number of shares of Pubco Common Stock (if any) issuable to the Holder as a result of the conversion of this Note within ten (10) days after the Conversion Date;

(c) failure by the Company to issue any other Conversion Shares issuable to the Holder as a result of the conversion of this Note within ten (10) days after the Conversion Date;

(d) any event of default by the Company under the Security Agreement shall have occurred and be continuing, or the Security Agreement shall fail to remain in full force and effect prior to payment in full of all amounts payable under this Note, or any action shall be taken to discontinue the Security Agreement or to assert the invalidity thereof prior to payment in full of all amounts payable under this Note;

(e) the Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

(f) any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 3.01(e) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of sixty (60) days;

(g) default shall occur with respect to any indebtedness for borrowed money of the Company (including, without limitation, any other Note(s)) or under any agreement under which such indebtedness may be issued by the Company and such default shall continue for more than the period of grace, if any, therein specified, if the aggregate amount of such indebtedness for which such default shall have occurred exceeds $35,000;

(h) default shall occur with respect to any contractual obligation of the Company under or pursuant to any contract, lease, or other agreement to which the Company is a party and such default shall continue for more than the period of grace, if any, therein specified, if the aggregate amount of the Company’s contractual liability arising out of such default exceeds or is reasonably estimated to exceed $35,000;

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(i) final judgment for the payment of money in excess of $25,000 shall be rendered against the Company and the same shall remain undischarged for a period of twenty (20) days during which execution shall not be effectively stayed;

(j) any event of default of the Company that occurs (and is not cured within the provided cure period, if any) under any agreement, note, mortgage, security agreement or other instrument evidencing or securing indebtedness that ranks senior in priority to, or pari passu with, the obligations under this Note and the Purchase Agreement;

(k) any material breach by the Company of any of its representations or warranties under the Purchase Agreement; or

(l) any default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed under this Note or the Purchase Agreement which is not cured by the Company within five (5) days after receipt of written notice thereof.

Section 3.02 If any Event of Default specified in clauses 3.01(e) or (f) occurs, then the full principal amount of this Note, together with any other amounts owing in respect thereof, to the date of the Event of Default, shall become immediately due and payable without any action on the part of the Holder, and if any other Event of Default occurs, the full principal amount of this Note, together with any other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, interest on this Note shall begin to accrue at the rate of interest specified in Section 1.01(b) PLUS ten percent (10%) per annum, or such lower maximum amount of interest permitted to be charged under applicable law. All Notes for which the full amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Article IV.

Section 4.01 Negative Covenants. So long as this Note shall remain in effect and until any outstanding principal and interest and all fees and all other expenses or amounts payable under this Note and the Purchase Agreement have been paid in full, unless all Holders shall otherwise consent in writing, the Company shall not:

(a) Senior or Pari Passu Indebtedness. Incur, create, assume, guaranty or permit to exist any indebtedness that ranks senior in priority to, or pari passu with, the obligations under this Note, except for (i) indebtedness existing on the date hereof and set forth in Schedule A attached hereto and only to the extent that such indebtedness ranks senior in priority to or pari passu with the obligations under this Note and the Purchase Agreement on the Original Issue Date, (ii) indebtedness secured by a lien described in Section 4.01(b)(ix) below in an aggregate amount outstanding not to exceed $25,000; and (iii) indebtedness created as a result of a subsequent financing if the gross proceeds to the Company of such financing are equal to or greater than the aggregate principal amount of the Notes and the Notes are repaid in full upon the closing of such financing.

(b) Liens. Create, incur, assume or permit to exist any lien on any property or assets (including stock or other securities of the Company) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(i) liens on property or assets of the Company existing on the date hereof and set forth in Schedule B attached hereto, provided that such liens shall secure only those obligations which they secure on the date hereof;

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(ii) any lien created under this Note or the Purchase Agreement;

(iii) any lien existing on any property or asset prior to the acquisition thereof by the Company, provided that

1) such lien is not created in contemplation of or in connection with such acquisition and

2) such lien does not apply to any other property or assets of the Company;

(iv) liens for taxes, assessments and governmental charges;

(v) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like liens arising in the ordinary course of business and securing obligations that are not due and payable;

(vi) pledges and deposits made in the ordinary course of business in compliance, with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(vii) deposits to secure the performance of bids, trade contracts (other than for indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(viii) zoning restrictions, easements, licenses, covenants, conditions, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business and minor irregularities of title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company;

(ix) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Company, provided that

1) such security interests secure indebtedness permitted by this Note,

2) such security interests are incurred, and the indebtedness secured thereby is created, within 90 days after such acquisition (or construction),

3) the indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and

4) such security interests do not apply to any other property or assets of the Company;

(x) liens arising out of judgments or awards (other than any judgment that constitutes an Event of Default hereunder) in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Company shall have set aside on its books adequate reserves with respect to such judgment or award; and

(xi) deposits, liens or pledges to secure payments of workmen’s compensation and other payments, public liability, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business.

(c) Dividends and Distributions. In the case of the Company, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that the Company may effect the Stock Split.

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(d) Limitation on Certain Payments and Prepayments.

(i) Pay in cash any amount in respect of any indebtedness or preferred stock that may at the obligor’s option be paid in kind or in other securities; or

(ii) Optionally prepay, repurchase or redeem or otherwise defease or segregate funds with respect to any indebtedness of the Company, other than for senior indebtedness existing on the date hereof and set forth in Schedule A attached hereto, indebtedness under this Note or the Purchase Agreement.

Article V.

Section 5.01 Notice. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company:	At the address set forth in the Purchase Agreement

If to the Holder:	At the address set forth in the Purchase Agreement

Section 5.02 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 5.03 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 5.04 Entire Agreement and Amendments. This Note, together with the Purchase Agreement and the Transaction Documents, represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

Section 5.05 Transfer. So long as no Event of Default has occurred and continuing, this Note shall not be transferred or assigned by the Holder without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

CONTENT CHECKED, INC.

By:	/s/ Kristian Finstad
Name:	Kristian Finstad
Title:	CEO

SCHEDULE A

SENIOR AND PARI PASSU INDEBTEDNESS

1.	Indebtedness to Kristian Finstad: $305,000; and

2.	Indebtedness to Norwegian Company CheckContent $246,000.

SCHEDULE B

LIENS

None